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                             BYLAWS                                Exhibit 3.4
                               OF
                      AERIAL PLATFORMS, INC.
                     (A Georgia Corporation)

                             ARTICLE I

                              OFFICES

     Section I.1. Principal Office. The principal office for the business of the corporation shall be located at such place as may be fixed from time to time by the Board of Directors.

     Section I.2. Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the corporation is either qualified or not required by local law to be qualified to do business, whether within or without the State of Georgia or the United States of America.

     Section I.3. Registered Office. The registered office of the corporation established pursuant to Section 14-2-60 of the Georgia Business Corporation Code shall be the office named in the Articles of Incorporation and may be changed at any time by the Board of Directors by resolution and upon the filing of appropriate documents in the office of the Secretary of State of Georgia.

                               ARTICLE II

                             SHAREHOLDERS

     Section II.1. Certificates Representing Capital Stock. Certificates representing shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors, and set forth thereon shall be the statements prescribed by Section 14-2-87 of the Georgia Business Corporation Code and by any other applicable provisions of law. They shall be numbered consecutively and entered into the stock transfer books of the corporation as they are issued. A certificate representing shares of capital stock of the corporation shall not be issued and delivered until the full consideration determined by the Board of Directors for the share or shares represented by such certificate shall be fully paid to and received by the corporation.

     Section II.2. Signatures; Transfer Agent; Registrar. Each Certificate shall be signed by the President or other chief


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executive officer or a Vice-President and by the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of any one or more of such officers upon a certificate may be a facsimile if the certificate is manually countersigned by a transfer agent or registered by a registrar other than the corporation itself or any employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased for any reason to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, upon such terms and conditions as the Board of Directors deems appropriate.

     Section II.3. Stock Transfer Books. The corporation shall keep at its registered office or its principal office or at the principal office of its transfer agent or registrar, wherever located, with a copy at the principal office of the corporation, a book or set of books, to be known as the stock transfer books of the corporation, containing in alphabetical order the name of each shareholder of record, together with his address, the number of shares of each kind, class or series of capital stock held by him and his social security number. The stock transfer books shall be maintained in current condition.
The stock transfer books, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder authorized to make such inspection pursuant to
Section 14-2-122 of the Georgia Business Corporation Code, at the sole cost of the person desiring to make such copy. The stock transfer books may be inspected or copied either by such shareholder or by his duly authorized attorney or agent. The information contained in the stock transfer books and share register may be stored on punch cards, magnetic tape, magnetic discs or other information storage devices relating to electronic data processing equipment, provided, that any such method, device or system employed shall be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by any shareholder or for any of the other proper corporate purpose.


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     Section II.4.  Replacement Certificate.  The corporation may issue a new certificate for its shares in place of any certificate theretofore issued alleged by its owner of record or his authorized representative to have been lost, stolen or destroyed if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. There may be issued a replacement certificate upon such owner's or representative's compliance with all of the following conditions: (a) he shall file with the Secretary of the corporation and the transfer agent or the registrar, if any, his request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss; (b) he shall also file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar, if any, from any and all damage, liability and expense of every nature whatsoever resulting from the corporation's or the transfer agent's or the registrar's issuing a new certificate in place of the one alleged to have been lost, stolen or destroyed; and (c) he shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary or the Board of the Directors of the corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, the number of the certificate and its authenticity, and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section in connection with the replacement of lost, stolen or destroyed certificates.

     Section II.5. Fractional Share Interests. The corporation may, but shall not be obliged to, issue certificates for fractional shares in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends thereon, and to


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participate in distribution of any of the assets of the corporation in the event of liquidation; or it may pay in cash the fair value of fractional shares as determined by the Board of Directors as of a time fixed by the Board of Directors; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its transfer agent or registrar, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

     Section II.6. Share Transfers and Registration. Upon compliance with provisions restricting the transferability of shares, if any, transfers of capital stock of the corporation by the registered holder thereof shall be recorded on the stock transfer books of the corporation only upon the request of such registered holder, or by his attorney authorized to effect such transfers by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or registrar, if any, and upon surrender of the certificate or certificates for such shares properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes. It shall be the duty of the corporation, or such transfer agent or registrar to issue a new certificate, cancel the old certificate and record the transactions upon the stock transfer books of the corporation.

     Section II.7. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to treat the person registered in the stock transfer books as the owner of shares of capital stock of the corporation as the person exclusively entitled to receive notification, dividends and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such capital stock, and shall not be required to recognize any adverse claim.

     Section II.8. Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or distribution or to express consent to or dissent from any proposal without a meeting, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall


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be closed for a stated period but not to exceed, in any case, fifty days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders or to express consent to or dissent from any proposal without a meeting, such books shall be closed for at least ten days immediately preceding such meeting or action. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, or to express consent to or dissent from any proposal without a meeting, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting.

                             ARTICLE III

                        SHAREHOLDERS MEETINGS

     Section III.1. Definitions. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares of capital stock of the corporation and to a holder or holders of record of outstanding shares of capital stock of the corporation when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such governance rights where there are two or more classes or series of shares or upon which or upon whom the Georgia Business Corporation Code confers such governance rights notwithstanding that the Articles of Incorporation may provide for more than one class or


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series of shares, one or more of which are limited or denied such rights thereunder.

     Section III.2.  Meetings.

     (a) Time. The Annual Meeting shall be held each fiscal year on the date designated, from time to time, by the Board of Directors. If at any time the Board of Directors shall fail to otherwise designate the date of an Annual Meeting, then, and in that event, such Annual Meeting shall be held at 10:00 A.M., local time, on the second Tuesday of the fourth month following the end of the fiscal year of the corporation, or, if such day is a legal holiday, the next following business day. A special meeting shall be held on the date and at the time designated by the person or persons calling such special meeting.

     (b) Place. Annual Meetings and special meetings, including any special meeting in lieu of an Annual Meeting, shall be held at such place, within or without the State of Georgia, as the Board of Directors may, from time to time, designate. Whenever the Board of Directors shall fail to designate such place, the meeting shall be held at the registered office of the corporation in the State of Georgia.

     (c) Call. Annual Meetings may be called by the Board of Directors, by the Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings, including any special meeting in lieu of an annual meeting, may be called in like manner, except that any such meeting shall be called by the corporation upon the written request of the holders of not less than twenty-five percent of the outstanding shares entitled to vote in an election of directors.

     Section III.3. Notice or Waiver of Notice. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any other such minimum period of days as may be prescribed by the Georgia Business Corporation Code) nor more than fifty days before the date of the meeting, either personally or by first class mail by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States


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mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. At an Annual Meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Georgia Business Corporation Code. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting of shareholders may be waived by any shareholder who signs a waiver of notice either before or after the meeting except as provided in Section 14-2-113 of the Georgia Business Corporation Code. Neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder at a meeting in person or by proxy shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any objection or objections to the transaction of business at such meeting. Any shareholder may participate in a meeting or any adjournment of a meeting of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; such participation shall constitute presence in person at such meeting.

     Section III.4. Voting List. The officer or agent having charge of the stock transfer books for shares of the capital stock of the corporation shall make a complete list of the shareholders entitled to vote at the meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes


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thereof.  Such list shall be prima facie evidence of who is a shareholder of record, but, in the event of challenge, the stock transfer books and record of shareholders shall control. Notwithstanding the foregoing, it shall not be necessary to prepare or produce a list of shareholders in any case where the record of shareholders of the stock transfer books is presented and readily shows, in alphabetical order or by alphabetical index, and by classes or series, if any, the names and addresses of the shareholders entitled to vote, and the number of shares held by each.

     Section III.5. Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting -the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman of the meeting to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

     Section III.6. Proxy Representation. Any shareholder who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, dissents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, dissents, waivers, and releases, and exercise any of his other rights, by one or more agents, who may be either an individual or individuals or any domestic or foreign corporation, authorized by a written proxy executed by such person or by his attorney-in-fact. A telegram, telex or cablegram transmitted by a shareholder shall be deemed a written proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Georgia Business Corporation Code. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

     Section III.7. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more election inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or


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more election inspectors.  An inspector shall be appointed at the request of the holders of more than twenty-five percent of outstanding shares of capital stock of the corporation entitled to vote at the meeting if such request is made prior to the time the meeting commences. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     Section III.8. Quorum; Voting. A majority of the outstanding shares entitled to vote shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. Each share shall entitle the holder thereof to one vote. The affirmative vote of the majority of the shares represented at the meeting entitled to act on the subject matter, a quorum being present, shall be the act of the shareholders, unless the vote of a greater number or voting by classes or series is required by the Georgia Business Corporation Code, the Articles of Incorporation or these Bylaws.

     Section III.9. Shareholder Action Without Meetings. Subject to the provisions of Section 14-2-112 of the Georgia Business Corporation Code, whenever shareholders are required to or may take any action by vote at a meeting of shareholders, such action may be

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taken without a meeting by unanimous written consent, setting forth the action so taken, signed by the holders of all shares entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the proceedings of the Corporation.

                             ARTICLE IV

                        BOARD OF DIRECTORS

     Section IV.1. Functions and Definitions. The business and affairs of the corporation shall be managed by a board of directors, which is herein referred to as the "Board of Directors," "Board" or "directors" notwithstanding that only one director may legally constitute the Board. The use of the phrase "entire Board" or "full Board" in these Bylaws refers to the total number of directors which the corporation would have if there were no vacancies.

     Section IV.2. Qualifications and Number. Each director shall be at least eighteen (18) years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Georgia. The initial Board of Directors shall consist of the number of directors stated in the Articles of Incorporation. Thereafter, the number of directors constituting the entire Board shall be one, so long as at least fifty-one percent (51%) of the outstanding shares are owned beneficially and of record by one shareholder. otherwise, the number of directors shall be the minimum required by law. Subject to the foregoing limitation, such number may be fixed from time to time and new directorships may be created from time to time, by amendments to these Bylaws or by resolution duly adopted by the shareholders, or, if the number is not so fixed, the number shall be the number of directors stated in the Articles of Incorporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section IV.3. Election and Term. The initial Board of Directors shall consist of the persons named in the Articles of Incorporation to constitute said initial Board of Directors and shall hold office until the first Annual Meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an Annual Meeting


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